EXHIBIT 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the three months ended March 31, 2004, of Commercial Federal Corporation as filed with the Securities and Exchange Commission on May 5, 2004 (the “Report”), I, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commercial Federal Corporation.

Date: May 5, 2004
	By:	/s/ William A. Fitzgerald
William A. Fitzgerald
Chairman of the Board and Chief Executive Officer

/s/ David S. Fisher
David S. Fisher
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Commercial Federal Corporation and will be retained by Commercial Federal Corporation and furnished to the Securities and Exchange Commission or its staff upon request.